BRIGGS
BUNTING &
DOUGHERTY, LLP
___________________________________________________________________________
Certified Public Accountants and Business Advisors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 15, 2002, accompanying the October 31, 2002 financial statements of Capstone Series Fund, Inc., which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

                                                                             BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
February 17, 2003